Exhibit 99.1

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
INDEX TO AUDITED FINANCIAL STATEMENTS

SHERB & CO., LLP	1900 NW Corporate Blvd., Suite East 210 Boca Raton, FL 33431 Tel: 561.886.4200 Fax: 561.886.3330 Offices in New York and Florida
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Shaoxing China Textile City High School

        We have audited the accompanying balance sheets of Shaoxing China Textile City High School (referred to as the “Company”) as of December 31, 2009 and 2008 and the related statements of income, members’ equity, and cash flows for the years ended December 31, 2009 and 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/Sherb &Co., LLP
Certified Public Accountants
New York, New York
January 6, 2011

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
BALANCE SHEET
	December 31,		September 30,
	2009	2008	2010
ASSETS			(Unaudited)
CURRENT ASSETS:
Cash	$50,762	$66,498	$741,560
Prepaid expenses-related parties	538,360	537,024	583,539
Prepaid expenses and other assets	35,131	5,836	19,816
Total Current Assets	624,253	609,358	1,344,915

Restricted cash	73,512	73,865	79,064
Prepaid expense - related parties	4,092,327	2,523,741	5,620,337
Property and equipment, net	422,244	213,661	472,539
Total Assets	$5,212,336	$3,420,625	$7,516,855
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$172,047	$176,960	$253,965
Other payables	155,536	45,323	135,116
Due to related party	401,041	124,012	479,166
Deferred revenue	1,273,652	905,771	2,010,052
Total Current Liabilities	2,002,276	1,252,066	2,878,299

Deferred revenue - long term	890,729	681,803	1,546,959
Total Liabilities	2,893,005	1,933,869	4,425,258

MEMBERS' EQUITY
Member's equity	13,672	13,672	13,672
Retained earnings	2,234,699	1,406,267	2,946,233
Other comprehensive income - foreign currency	70,960	66,817	131,692
Total Members' Equity	2,319,331	1,486,756	3,091,597
Total Liabilities and Members' Equity	$5,212,336	$3,420,625	$7,516,855

See notes to financial statements

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
STATEMENTS OF OPERATIONS

	For the Year Ended December 31,		Nine Months Ended September 30,	Nine Months Ended September 30,
	2009	2008	2010	2009
			(Unaudited)	(Unaudited)
Revenues	$3,261,695	$2,879,912	$2,908,822	$2,331,931
Cost of revenues	1,312,840	1,082,144	1,120,774	875,164
Gross Profit	1,948,855	1,797,768	1,788,048	1,456,767

General and administrative expense	1,227,164	1,336,647	1,117,946	842,905

OPERATING INCOME	721,691	461,121	670,102	613,862

OTHER INCOME:
Other income	94,111	60,562	34,132	1,066
Subsidy income	12,630	32,680	7,300	2,221
Total Other Income	106,741	93,242	41,432	3,287

NET INCOME	$828,432	$554,363	$711,534	$617,149

See notes to financial statements

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
STATEMENTS OF MEMBERS' EQUITY

	Members' Equity	Retained Earnings	Other Comprehensive Loss	Total Equity

Balance, December 31, 2007	$13,672	$851,904	$-	$865,576

Comprehensive income:
Net income for the year	-	554,363	-	554,363
Other comprehensive income, net of tax:
Foreign currency translation adjustment			66,817	66,817
Comprehensive income	-	-	-	1,486,756

Balance, December 31, 2008	13,672	1,406,267	66,817	1,486,756

Comprehensive income:
Net income for the year	-	828,432	-	828,432
Other comprehensive income, net of tax:
Foreign currency translation adjustment			4,143	4,143
Comprehensive income	-	-	-	832,575

Balance, December 31, 2009	13,672	2,234,699	70,960	2,319,331

Comprehensive income:
Net income for the year	-	711,534	-	711,534
Other comprehensive income, net of tax:
Foreign currency translation adjustment			60,732	60,732
Comprehensive income	-	-	-	3,091,597

Balance, September 30, 2010 (unaudited)	$13,672	$2,946,233	$131,692	$3,091,597

See notes to financial statements

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
STATEMENTS OF CASH FLOWS

	For the Year Ended		For the Nine Months Ended
	December 31,		September 30,
	2009	2008	2010	2009
			(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$828,432	$554,363	$711,534	$617,149
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	107,661	133,641	104,281	74,607
Changes in assets and liabilities:				-
Restricted cash	537	(72,719)	(3,956)	537
Prepaid expenses and other current assets	(29,265)	281,518	15,767	(78,442)
Prepaid expenses - related parties	(1,561,470)	(790,956)	(1,451,390)	(2,100,490)
Accounts payable and accrued expenses	(5,351)	(27,118)	76,987	58,183
Other payable	109,013	40,631	(26,394)	110,834
Taxes payable	1,028	(966)	3,154	5,262
Deferred revenue - short term	365,432	86,146	697,628	255,742
Deferred revenue - long term	207,119	106,400	626,665	1,091,775

NET CASH PROVIDED BY OPERATING ACTIVITIES	23,136	310,940	754,276	35,157

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(315,601)	(80,148)	(145,087)	(292,052)
NET CASH USED IN INVESTING ACTIVITIES	(315,601)	(80,148)	(145,087)	(292,052)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayment of) related party advances	276,573	(184,955)	68,585	546,875
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	276,573	(184,955)	68,585	546,875

EFFECT OF EXCHANGE RATE ON CASH	156	1,979	13,024	369

NET INCREASE IN CASH	(15,736)	47,816	690,798	290,349

CASH - beginning of year	66,498	18,682	50,762	66,498

CASH - end of period	$50,762	$66,498	$741,560	$356,847

See notes to condensed financial statements.

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 AND 2008

NOTE 1 – ORGANIZATION AND OPERATIONS

Shaoxing China Textile City High School (the “Company” or “Shaoxing High School”), is a private primary education school located in Shaoxing County in the People’s Republic of China (the “PRC”), owned by Shaoxing County Red Green Blue Trading Co. Ltd (“RGB Trading”). Shaoxing High School provides basic education services to middle school and high school students in the PRC.  After 8 years of development, it has approximately 3,000 students and over 200 staff members encompassing 6 grades and 60 classes.  Shaoxing High School offers unified national education curriculum, such as language, mathematics, physics, English, history and biology.    Student enrollment has increased in each of the last few years and is expected to continue to grow in the next two years.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying financial statements as of and for the nine month period ending September 30, 2010 are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the period presented.  Interim results are not necessarily indicative of the results for the full year.

Foreign Currency Translation

The Company’s functional currency is the Chinese Renminbi (“RMB”).  In accordance with Section 830-20-35 Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), the financial statements have been translated into United States dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses.  Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.  Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in other comprehensive income or loss.

RMB is not a fully convertible currency.  All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange.  The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.  Translation of amounts from RMB into United States dollars (“US$”) has been made at the following exchange rates for the respective years:

December 31, 2008
Balance sheet	RMB 6.8542 to US$1.00
Statement of operations and comprehensive income	RMB 6.96225 to US$1.00
December 31, 2009
Balance sheet	RMB 6.8372 to US$1.00
Statement of operations and comprehensive income	RMB 6.84088 to US$1.00
September 30, 2010
Balance sheet	RMB 6.6981 to US$1.00
Statement of operations and comprehensive income	RMB 6.8164 to US$1.00

Use of estimates

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 AND 2008

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Restricted Cash

Restricted cash is a mandatory bank account which is set up under the laws of the PRC, under which the Company’s revenues are required to be deposited into this bank account and directly managed by the Ministry of Finance People’s Republic of China.  The Company periodically applies funding and withdraws money from this bank account upon approval of the Ministry of Finance People’s Republic of China.  This bank account requires a minimum balance of RMB 500,000 (approximately $75,000).

Property and equipment

Property and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives for five (5) years.  Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.  Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Impairment of long-lived assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company’s long-lived assets, which include property, equipment and automobiles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of December 31, 2009 and 2008, and September 30, 2010.

Fair value of financial instruments

The Company has adopted ASC Topic 820, “Fair Value Measurements”, for its financial instruments.  The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 AND 2008

Revenue recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101  “Revenue Recognition”  (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  Revenue is recognized when earned and is reported net of refunds.  The primary sources of the
Company’s revenues are as follows:

i.
Tuition: Tuition is generally paid in advance and is initially recorded as deferred revenue. The Company collects tuition twice a year once in September and once in February. Tuition is refundable to students if they should withdraw, or be unable to complete their required courses. Tuition revenue for basic education services to middle school and high school is recognized ratably as the services are rendered, and is reported net of related surcharges and tuition refunds.

ii.	Dormitory fee: The Company provides dormitory services to the students and recognizes revenue ratably as the services are rendered.

iii.
Summer school course program: The Company provides Summer school course program to middle school and high school students and records revenue over the periods in which it is earned, generally the term of the program.

Deferred revenue reflects the unearned portion of the above sources of revenue.

Income taxes

Under PRC tax law, Schools providing academic credentials education services have 100% tax exemption for income taxes.

Comprehensive income (loss)

Comprehensive income (loss), for the Company, consists of net income and foreign currency translation adjustments and is presented in the Consolidated Statements of Operations and Comprehensive Income (Loss) and Stockholders’ Equity.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently issued accounting pronouncements

 The FASB issued Accounting Standards Update (ASU) No. 2010-20. Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, on July 21, 2010, requiring companies to improve their disclosures about the credit quality of their financing receivables and the credit reserves held against them.  The extra disclosures for financing receivables include aging of past due receivables, credit quality indicators, and the modifications of financing receivables.  This guidance is effective for interim and annual periods ending on or after December 15, 2010.  The Company does not expect the adoption of this update to have a material impact on our consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU No. 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary,” which clarifies the scope of the guidance for the decrease in ownership of a subsidiary in ASC 810, “Consolidations,” and expands the disclosures required for the deconsolidation of a subsidiary or de-recognition of a
group of assets.  This guidance was effective on January 1, 2010.   The Company has adopted this guidance and it did not have an effect on the accompanying financial statements.

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 AND 2008

In January 2010, the FASB issued ASU No. 2010-01, “Accounting for Distributions to Shareholders with Components of Stock and Cash,” which clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend for purposes of applying ASC 505, “Equity,” and ASC 260, “Earnings Per Share.”  This guidance is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis.  The application of the requirements of this guidance had no effect on the accompanying financial statements.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The application of the requirements of this guidance had no effect on the accompanying financial statements.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability.  The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability.  The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The application of the requirements of this guidance had no effect on the accompanying financial statements.

In September 2009, the FASB issued ASU No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock.  The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued ASU No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees.”  This update represents a correction to Section 323-10-S99-4, “Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee.”  Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification.  The application of the requirements of this guidance had no effect on the accompanying financial statements

In September 2009, the FASB issued ASU No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent).  The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820.  The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 AND 2008

investments that will be make by the investee), and the investment strategies of the investees.  The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B.  The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient.  The application of the requirements of this guidance had no effect on the accompanying financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such proposed standards would be material to its financial statements.

NOTE 3 – PREPAID EXPENSE-RELATED PARTIES

Prepaid expense consists of the following:

	December 31, 2009	December 31, 2008	September 30, 2010
			(unaudited)
Prepaid Rent	$3,433,940	$2,217,615	$4,642,853
Prepaid educaction service fee	1,196,747	843,150	1,561,023
Total	4,630,687	3,060,765	6,203,876
Less: current portion	538,360	537,024	583,539
Long-term protion of prepaid expense	$4,092,327	$2,523,741	$5,620,337

In July 2002, Shaoxing High School entered into a lease agreement with RGB Trading, Shaoxing High School’s sole shareholder, which covers approximately 102,720 square meters of land and 40,215 square meters of building space.  This lease which expired on December 31, 2010, provided for a total amount of approximately $2,871,167 to be paid over the term of the agreement.  In November 2010, the Company entered into a new lease with RGB Trading for this property with a 10 year term expiring on December 31, 2020.  The November 2010 lease provides for an annual rent of approximate $440,115.  Shaoxing High School agreed to pay the total amount of rent in advance for the terms of the agreement and the Company will amortize the prepaid rent over the 10 year term of the November 2010 lease.

In July 2002, Shaoxing High School entered into an education service agreement with Zhejiang Red Green Blue Education Group Co., Ltd, (“RGB Education”) a related party, to provide education services during the period beginning August 1, 2002 through December 31, 2010.  Under the terms of the agreement, Shaoxing High School agreed to pay RGB Education a total amount of approximately $1,367,222 for the provided services.  In November 2010, the education service agreement was renewed for another 10 years, providing for an annual service fee of approximately $149,296 and will expire on December 31, 2020.  Shaoxing High School agreed to pay the total amount of education service fee in advance and the Company will amortize the prepaid expense over the term of the agreement.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment, consists of the following:

	Estimated Life	2009	2008	September 30, 2010
				(unaudited)
Automobiles	5 Years	$195,518	$39,360	$199,578
Furniture, Fixtures, and Equipment	5 Years	1,037,742	875,854	1,206,943
		1,233,260	915,214	1,406,521
Less: Accumulated Depreciation		(811,016)	(701,553)	(933,982)
		$422,244	$213,661	$472,539

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 AND 2008

For the years ended December 31, 2009 and 2008, depreciation expenses were $107,661 and $133,641 respectively.
For the interim period ended September 30, 2010 and 2009, depreciation expenses were $104,281 and $74,607 respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

Due to related parties consists of the followings:

	December 31, 2009	December 31, 2008	September 30, 2010
Due to Guotong Chen	$181,653	$51,064	$260,074
Due to Jie Chen	146,259	-	144,444
Due to Guolian Chen	73,129	72,948	74,648
	$401,041	$124,012	$479,166

Mr. Guotong Chen is Chairman of the Board of Directors of Shaoxing High School and owns or controls RGB Trading and RGB Education.  Jie Chen is the son of Guotong Chen and a member of the Board of Directors of Shaoxing High School.  Guolian Chen is the sister of Guotong Chen.  The advances from above related parties are unsecured, non-interest bearing and due upon demand.

See Note 3 – Prepaid Expense-Related Parties.

NOTE 6 – OTHER PAYABLES

Other payables consist of payables to students for books and a materials fee which the Company received in advance.

NOTE 7 – DEFERRED REVENUE

Deferred revenue consists of the following:

	December 31, 2009	December 31, 2008	September 30, 2010
Tuition	$2,102,879	$1,539,416	$3,282,450
Dormitory	61,502	48,157	274,561
Total	2,164,381	1,587,574	3,557,011
Less: current protion	1,273,652	905,771	2,010,052
Long-term protion of deferred revenue	$890,729	$681,803	$1,546,959

NOTE 8 – STATUTORY RESERVE

Business corporations in China are generally required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entity’s registered capital or members’ equity. Appropriations to the statutory public welfare fund are at a minimum of 5% of the after tax net income determined in accordance with PRC GAAP.  Commencing on January 1, 2006, the new PRC regulations waived the requirement for appropriating retained earnings to the welfare fund.

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 AND 2008

Shaoxing High School is registered as a non-profit organization and is not required to make any statutory reserve according to the PRC GAAP.

NOTE 9 – CONCENTRATIONS AND CREDIT RISK

(i) Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.  As of September 30, 2010, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, none of which are insured.  However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

(ii) Foreign currency risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Renminbi (RMB) converted to U.S. dollars on that date.  The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

NOTE 10 - FOREIGN OPERATIONS

All of the Company’s operations are carried out and all of its assets are located in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC.  The Company’s business may be influenced by, among other things, changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuations and methods of taxation.

NOTE 11 – SUBSEQUENT EVENTS

On November 25, 2010, RGB Trading entered a series of agreements with China Education Schools, Ltd., a British Virgin Islands Company (“China Education”), and its wholly owned foreign enterprise, Hangzhou Kunjiang Education & Technology Co., Ltd. (“Hangzhou Technology”).  These agreements, as more fully described below, provide China Education with a substantial pecuniary interest and operating control over the Company, as well as an option to purchase all of the equity interests of the Company. These agreements were entered into due to PRC regulatory restrictions on foreign investments in eduction for students in grades one through twleve.

Pursuant to the exclusive cooperation agreement, dated November 25, 2010, among Hangzhou Technology, the Company and RGB Trading, Hangzhou Technology has the exclusive right to provide to the Company technical and systems support, marketing consulting services, training for technical personnel and technical consulting services, and will lend to the Company on an as needed basis funds from fees paid under this agreement.  As payment for these services, the Company has agreed to pay Hangzhou Technology a service fee equal to 65% the Company’s pre-tax profit (90% if there are no taxes due).  The initial term of this agreement is for twenty years and the term can be renewed upon expiration.  Hangzhou Technology has the unilateral right to adjust the level of the service fee based on the level of operations at the Company.

Pursuant to the share pledge agreement, dated November 25, 2010, among Hangzhou Technology and RGB Trading, RGB Trading pledged all of its equity interest in the Company to Hangzhou Technology to secure the performance of the Company under the cooperation agreement discussed above.  RGB Trading also agreed not to transfer, dispose of or otherwise directly or indirectly create any encumbrance over its equity interest in the Company, or take any actions that may reduce the value of its equity interest in the Company without the prior written consent of Hangzhou Technology.

Pursuant to the call option agreement, dated November 25, 2010, between RGB Trading and China Education, China Education or its designee has an option to purchase from RGB Trading, to the extent permitted under PRC law, all or part of its equity interest in the Company in one or more installments in exchange for stock in China Education.  China Education or its designee shall have sole discretion to decide when to exercise the option, whether in part or in full, and the option is freely assignable at the sole discretion of China Education.

SHAOXING CHINA TEXTILE CITY HIGH SCHOOL
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 AND 2008

Pursuant to the power of attorney dated November 25, 2010, RGB Trading irrevocably entrusted all of the rights to exercise its voting power of the Company to China Education for an indefinite period of time.

In exchange for entering into these agreements, the shareholders of RGB Trading received China Education common stock representing approximately 32% of the then outstanding common stock of China Education.